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                                                                  Exhibit (k)(v)

                               EXPENSE ARRANGEMENT

January 13, 2004

Man-Glenwood Lexington TEI, LDC
Glenwood Capital Investments, L.L.C.

This letter is to confirm an expense arrangement entered into between Glenwood Capital Investments, L.L.C. (the "Adviser") and Man-Glenwood Lexington TEI, LDC ("TEI LDC"). The Adviser agrees to:

         1. Bear and pay all organizational costs associated with the formation of TEI LDC; and

         2. Bear and pay any and all ongoing costs associated with the operation and maintenance in good standing of TEI LDC.

                                            Very truly yours,

                                            GLENWOOD CAPITAL INVESTMENTS, L.L.C.

                                            By: _____________________________
                                            Name:
                                            Title:

Accepted and agreed to on behalf of
Man-Glenwood Lexington TEI, LDC
By MAN-GLENWOOD LEXINGTON TEI, LLC,
As managing member

By: _____________________________
Name: Steven Zoric
Title: Secretary